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                                                                    Exhibit 10.6


AmSouth Bank                                 FRESH BABIES, INC. AN
105.00                                       AFFILIATE OF THE ROSE GROUP
                                             CORPORATION, A DELAWARE CORPORATION
Name of Bank  AMSOUTH BANK CORPORATION

Account# 0000 2120 0003 8472                 FlexLine
Amount $30,000.00

State    FLORIDA                             Date of Agreement 1/25/99

BUSINESS FLEXLINE OF CREDIT AGREEMENT

         This Agreement (the "Agreement") covers your Business FlexLine of Credit Account ("Account") with us and the use of our Business FlexLine of Credit Access Checks ("Access Checks") issued in connection with your Account. The use of our telephone banking service ("Telephone Banking Service") in connection with your Account is governed by this Agreement and the disclosure statement relating to our Telephone Banking Service. As used in this Agreement, the words "we", "our" and "us" mean the bank named above. The words "you", "your" and "yours" mean any person or organization whose name appears on the Access Checks or at whose request or authorization the Access Checks were issued, including any person or entity who signs this Agreement, other than someone who signs solely as an Authorized Signer in Section 32 below.

         SECTION 1: DEMAND LOAN; INDIVIDUAL AND JOINT RESPONSIBILITY. You promise to pay to us, on demand, the full amount of all loans made under your Account, together with all finance charges and all other amounts, charges and fees that may be assessed against your Account under this Agreement. Each of you will be individually and jointly (jointly and severally) responsible for any debt created by the use of your Access Checks or Telephone Banking Service, including any debt created by anyone you allow to use your Access Checks or Telephone Banking Service.

         SECTION 2: HOW ACCESS CHECKS WORK. We will give you a supply of Access Checks. You may use an Access Check from time to time to obtain a loan through your Account. An Access Check drawn on your Account is a loan from us to you from the time it is posted to your Account, and you will owe us for the amount of the Access Check plus the applicable finance charge.

         SECTION 3: HOW TELEPHONE BANKING SERVICE WORKS. If we establish Telephone Banking Service for use in connection with your Account, you will be able to obtain a loan through your Account by using the Telephone Banking Service to request that the amount of the loan be deposited directly to a checking account maintained with us. Any funds so deposited will be loans under this Agreement and will be treated as such. You acknowledge that anyone who can use or access your Telephone Banking Service can obtain loans from your Account through the Telephone Banking Service. You hereby release us from any and all liability for loans obtained from your Account through your Telephone Banking Service. You can also make a payment on your Account by using the Telephone Banking Service to request that the amount of the payment be transferred from a checking account maintained with us to your Account. Please see the Telephone Banking Customer Agreement and Disclosure Statement for more information about services available through our Telephone Banking Service.

         SECTION 4: CONFLICTING REQUESTS. If your Account is in the name of two or more persons or entities, you agree that we are authorized to honor any Access Check or other request for a loan made by any of you, but in the event of conflicting requests, we may, at our option, refuse to honor any requests not made by all of you. If more than one person is listed as an Authorized Signer under Section 34 below, you agree that we are authorized to honor any Access Check or other request for a loan made by any Authorized Signer, but in the event of conflicting requests, we may, at our option, refuse to honor any request not made by all Authorized Signers. In any event, you will be responsible for any requests of an Authorized Signer that we honor.

         SECTION 5: CREDIT LIMIT. Your credit limit is shown on the Periodic Statement we mail to you. We may change your credit limit from time to time without prior notice to you. The total amount you owe us must never exceed your credit limit without our permission. We have no duty to see that your credit limit is not exceeded, and under some circumstances we may allow you to obtain credit in excess of your credit limit. An overlimit charge of $25 will be imposed on your Account if your credit limit is exceeded at any time during a billing cycle.

         SECTION 6: RESTRICTIONS ON LOANS. Each loan can be as large as you like, so long as it does not exceed your available credit (the difference between your credit limit and the sum of your outstanding Account balance plus any loans or other debits that have not been posted to your Account). The smallest amount you can borrow at one time, either by using your Access Checks or through your Telephone Banking Service, is $250. This means that whenever you use one of your Access Checks to obtain a loan, you must make it out for at least $250, and whenever you use your Telephone Banking Service to obtain a loan, you must request a loan of at least $250. You may get as many loans as you wants, provided that the total you owe us does not exceed your credit limit.

         SECTION 7: PERIODIC STATEMENT. We will send you a billing statement ("Periodic Statement") for each billing cycle at the end of which your Account has a debit or credit balance or on which a finance charge has been imposed. Each "billing cycle" is a period of from 26 to 36 calendar days whose beginning and ending dates are determined from time to time by us in our discretion. Your Periodic Statement will show all loans and other debits posted to your Account, any finance charge, and other charges, payments and credits to your Account. You Periodic Statement will also show the minimum payment due and other important information. We will not send the Access Checks to you after they are paid, but we will let you see copies of them if you need to. You agree to pay any charge that we may reasonably impose when providing you with copies of Access Checks to you after they are paid, but we will let you see copies of them if you need to. You agree to pay any charge that we may reasonably impose when providing you with copies of Access Checks. You should review each Periodic Statement carefully and must advise us in writing of any errors within 60 days after we mail it to your last address shown on our records.

         SECTION 8: PAYMENTS. Unless sooner demanded, when you receive your Periodic Statement, you may pay as much of the new balance (total amount owing) as you like. the least amount you may pay, however, is the "minimum payment due" shown on your Periodic Statement. The minimum payment due will be equal to [check the appropriate box]:

         XX any amount past due plus the largest of (i) 3% of the new balance,

         (ii) $250, or (iii) the applicable finance charge; or any amount past due plus the applicable finance charge.
Of course, the minimum payment due will never exceed the new balance shown on your Periodic Statement. Whatever you choose to pay, your payment must reach us no later than the "payment due date" shown on your Periodic Statement.

         SECTION 9: APPLYING PAYMENTS. We will apply payments and credits to your Account in this order:

         (a) to any finance charge included in your previous balance;
         (b) to any miscellaneous fees (such as late fees, annual maintenance charge, and overlimit charges) included in your previous balance;
         (c) to any remaining portion of your previous balance;
         (d) to any loans and other debits posted during the billing cycle; and
         (e) to any finance charge imposed during the billing cycle.

         SECTION 10: FINANCE CHARGE. A finance charge will be imposed on each loan posted to your Account during a billing cycle from the day we post it. Also, a finance charge will be imposed, from the closing date of the billing cycle, on the new balance (less any finance charge and late charge included in that balance). There is no "free-ride period" within which payments may be made in order to avoid finance charges completely.

         To determine your finance charge, we multiply your average daily balance during each billing cycle by the monthly periodic rate. The monthly periodic rate is figured by dividing the annual percentage rate then in effect for your Account (determined each billing cycle as set forth in Section 11) by 12.

         We figure your average daily balance by adding your closing daily balances during the billing cycle and dividing the result by the number of days in that cycle. We compute your closing daily balances by starting with the previous balance (which is the same as the new balance shown on your last Periodic Statement), less any finance charge, late charge and other fees included on that statement. We add loans to that balance as of the day we post them. We subtract any payments and credits as of the day we post them. You may verify the total amount of finance charges appearing on your Periodic Statement by multiplying the average daily balance by the monthly periodic rate.

         SECTION 11: VARIABLE RATE. The annual percentage rate (and monthly periodic rate) on your Account may vary from billing cycle to billing cycle based upon increases and decreases in the "Prime Rate." The "Prime Rate" is the highest rate of interest published from time to time as the "prime rate" in the Wall Street Journal Money Rates table.

         The ANNUAL PERCENTAGE RATE on your Account for each billing cycle will be 2.00% above the Prime Rate in effect on the first day of that billing cycle. Adjustments in the annual percentage rate (and the monthly periodic rate) will take effect on the first day of each billing cycle. Your Periodic Statement will reflect the annual percentage rate (and the monthly periodic rate) in effect over the billing cycle.

         The annual percentage rate on your Account may increase if the Prime Rate in effect on the first day of the billing cycle increases. The annual percentage rate will not increase more than once each billing cycle. Any increase will take the form of increased periodic finance charges and may result in increased minimum payment amounts.

         SECTION 12: ANNUAL MAINTENANCE CHARGE AND LATE CHARGE. We will impose an annual non-refundable charge in the amount of $100 for establishing and maintaining the Account. We will assess this charge on the date of the first Periodic Statement (shown as the "Cycle Closing Date") sent to you after the opening of the Account and every twelfth month thereafter. You agree to pay a late charge equal to the greater of $15 or 5% of any past due amount when any minimum payment is not paid within 12 days after the payment due date shown on your Periodic Statement.

         SECTION 13: RETURNED CHECK FEE. A returned check fee may be imposed if you make a payment on your Account with a check, draft, negotiable order of withdrawal, or similar instrument drawn on a depository institution and such instrument is not paid or is dishonored by that depository institution. This fee will not be more than the greater of $15 or the actual amount charged by the depository institution for the return on the instrument.

         SECTION 14: SECURITY INTEREST. Your obligations under this Agreement may be secured by any mortgage, deed of trust, security deed, deed to secure debt, security agreement, pledge, hypothecation, or other similar document or agreement whether executed in connection with this Agreement and whether or not such document, instrument or agreement makes specific reference to this Agreement. Collateral security other loans with us may also secure your obligations under this Agreement.

         SECTION 15: UPDATED CREDIT INFORMATION. You agree to notify us immediately if any adverse change in your credit or financial condition occurs. You further agree to provide us with such updated credit or financial information as we may request from time to time.

         SECTION 16: AUTOMATIC ACCELERATION. In the event of or on the happening of any one or more of the following events, your obligations under this Agreement shall, without notice or demand, immediately become due and payable with interest to date, we may exercise the rights and remedies available to us pursuant to any instrument securing your obligations under this Agreement, and we shall not have any obligations to make further loans or advances on your
Account:
         a. The death of you or any of your obligations to us ("Guarantor");
         b. The insolvency of you or any Guarantor;
         c. A general assignment for the benefit of creditors by you or any Guarantor;
         d. A judgment against you or any Guarantor;
         e. The filing of a petition seeking relief under Title 11 of the United States Code or any other applicable federal or state bankruptcy law by or against you or any Guarantor;
         f. The filing of application in any court for the appointment of a receiver for you or any Guarantor;
         g. The issuance of a writ of garnishment or attachment in a suit or action against you or any Guarantor or against any of the assets of you or any Guarantor; or
         h. We determine that a change in circumstances has occurred that would adversely affect your ability to meet your obligations under this Agreement.

         SECTION 17: COLLECTION COSTS. If we have to take steps to collect anything you owe us on your Account, you agree to pay all our costs and expenses of collection, including reasonable attorneys' fees and court costs.

         SECTION 18: STOPPING PAYMENT ON ACCESS CHECKS. If you want to stop payment on an Access Check, you may do so by calling us at (205) 326-5700. You must tell us your Account number, the party to whom you wrote the Access Check and the date, number and amount of the Access Check. If you do not contact us at least 2 hours before we receive an Access Check, we may not be able to stop payment on it. If you choose to stop payment on any Access check, you agree to pay our standard fee then in effect for stopping payment on a check.

         SECTION 19: LOSS, THEFT OR UNAUTHORIZED USE OF SPECIAL CHECKS. You may be liable for the unauthorized use of your Access Checks. Under the federal Truth-in-Lending Act (the "Act"), you will not be liable for unauthorized use of a credit card (as defined in the Act) that occurs after you notify us, orally or in writing of the loss, theft or possible unauthorized use. You may notify us by calling us at 1-800-231-7493 or by writing to us at P.O. Box 216, Birmingham, AL 35201. In any case, your liability for the unauthorized use of a credit card (as defined in the Act) will not exceed $50.

         You must notify us in writing within 24 hours if your Access Checks are lost, stolen or used without your permission.

         When we receive your notice, to protect you, we may choose to treat your Account as if it has been terminated by assigning you a new Account number. If this happens and if you are making payments to your Account through our Telephone Banking Service, be sure to notify us at 1-800-888-2455 (or, in Birmingham, 326-5300) to make sure that your payments are properly credited.

         As used in this agreement, "unauthorized use" means the use of your Access Checks by a person, other than you, who does not have actual, implied or apparent authority for such use, and from which you receive no benefit.

         SECTION 20: LIMITS ON OUR RESPONSIBILITY. If we refuse to honor one of your Access Checks for any reason whatsoever, including, without limitation, electronic, telephonic or computer malfunction, we will not be legally responsible to you in any way. We will not be legally responsible if anyone refuses to accept an Access Check for any reason whatsoever, including, without limitation, electronic, telephonic or computer malfunction. Under the Act, if you have a problem with property or services purchased with a credit card (as defined in the Act), you may have the right to withhold payment from us or to use against us certain claims and defenses you have against a merchant honoring a credit card (as defined in the Act). Your rights under the Act are explained in the last paragraph of the billing error rights notice that follows this Agreement. This Agreement does not affect your rights under the Act. However, if the Act does not give you the right to withholder payment from us or to use a particular claim or defense against us in connection with property or services purchased with an Access Check, you agree not to withhold payment or to use the claim or defense and that we are not responsible for the property or services. You also agree that we may make any adjustments or refunds by crediting your Account.

         SECTION 21: CLOSING YOUR ACCOUNT. Either you or we may close your Account at any time. If your Account is closed, we will not have any obligation to make any further advances on your Account and any outstanding balance on your Account shall, without notice, at our option, become immediately due and payable twenty years from the date of this Agreement.

         SECTION 22: CANCELING AN AUTHORIZED SIGNER'S AUTHORITY. If you want to cancel an Authorized Signer's authority to sign Access Checks, you should notify us in writing. If you are a corporation, you must provide us with a corporate resolution revoking the Authorized Signer's authority.

         SECTION 23: CHANGING THIS AGREEMENT. We can change any of the terms of this Agreement (including the finance charge, annual percentage rate, terms of payment and any fees) at any time. We will mail a notice of any changes to the last address we have for you. The changes will become effective 30 days after we mail them unless we state otherwise in the notice. All Changes will apply both to outstanding and new loans and to the outstanding balance then in your Account unless we tell you otherwise. Except as provided in this paragraph, any amendment, modification or waiver of the terms and provisions of this Agreement must be in writing and signed by our officer.

         SECTION 24: ENFORCING OUR RIGHTS. We can delay enforcing any of our rights under this Agreement without losing them. The fact that we waive our rights in one instance does not mean we will waive them in other instances. All our rights can be enforced against your heirs, legal representatives, successors or assigns.

         SECTION 25: NO ASSIGNMENT. You may not assign your Account, or your Access Checks.

         SECTION 26: NOTICES. You agree to keep us informed of any changes in your address. If we mail you a letter, notice or statement at the last address appearing in our records, we can assume that you have received it. If you send a notice of letter to us, it must be sent to us at the address shown on your Periodic Statement as the address to which questions about your statement should be sent.

         SECTION 27: USE OF ACCOUNT. You agree that each loan made with the Access checks or through your Telephone Banking Service will have a business or commercial purpose and will not be for personal, family or household use.

         SECTION 28: WAIVERS. You (a) waive demand as a result of any of the events listed in Section 16; (b) waive presentment, protest, notice of protest, notice of dishonor, suit against any party and all other requirements necessary to hold you liable; (c) waive as to this debt or any renewal or extension thereof all rights of exemption under the Constitution or laws of any state as to personal property; (d) agree that time of payment may be extended one or more times for any period of time or other indulgence may be granted without notice of or consent to such action and without release of your liability; (e) as to all or any part of your obligations under this Agreement, consent to our releasing, agreeing not to sue, suspending the right to enforce this Agreement against or otherwise discharging or compromising any obligation of any person against whom you have a right of recourse, all without notice to or further reservations of right against you, and all without in any way affecting or releasing your liability; and (f) consent to our releasing, exchanging or otherwise dealing in any manner with all or any portion of any collateral, lien, or right of set-off which may now or hereafter secure your obligations under this Agreement, all without notice to or further reservations of rights against you, and all without in any way affecting or releasing your liability, even though such release, exchange or other dealing may in any manner and to any extent impair any such collateral, lien or right of set-off.

         SECTION 29: SET-OFF. In addition to all liens upon, and rights of set-off against, any monies, securities, or other property of yours given to us by law, we shall have a lien upon and a right of set-off against all monies, securities and other property of yours now or hereafter in our possession or on deposit with us, whether held in a general or special account or deposit, for safekeeping, or otherwise; and every such lien and right of set-off may be exercised without demand or notice, and we shall have no liability with respect to any checks or other items which may be returned or other funds transfers which may not be made due to insufficient funds thereafter.

         SECTION 30: ARBITRATION. Subject to the provisions of the next paragraph below, any controversy, claim, dispute or disagreement arising out of, in connection with or relating to (1) the negotiation, execution, collateralization, administration, repayment, modification, extension or collection of this Agreement, the Account or any agreement or instrument relating to this Agreement or the account, or (2) an alleged tort relating in any way to this Agreement, the Account or any agreement or instrument relating to this Agreement or the Account, shall be settled by arbitration in accordance with the Commercial Arbitration rules of the American Arbitration Association. The Expedited Procedures of said rules shall apply in any dispute where the aggregate of all claims and the aggregate of all counterclaims each is an amount less than $1,000,000. Judgment upon any award rendered by the arbitrator(s) in any such arbitration may be entered in any Court having jurisdiction thereof. Any demand for arbitration under this agreement shall be made no later than the date when any judicial action upon the same matter would be barred by any applicable statute of limitations. The locale of any arbitration proceedings under this agreement shall be in Birmingham, Alabama, unless you and we mutually agree otherwise. You and we specifically acknowledge and agree that this Agreement evidences, and the Advances under the Account are, "transactions involving commerce" under the Federal Arbitration Act, and you and we hereby waive and relinquish any right to claim otherwise.

         Neither anything contained in the preceding paragraph nor the exercise of any right to arbitrate shall limit the right of you or use to (1) foreclose against any real or personal property collateral by the exercise of the power of sale under a deed of trust, mortgage, security deed, deed to secure debt, or other security agreement or instrument or under applicable law; (2) exercise any self-help remedies such as setoff or repossession; or (3) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment, or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding. This arbitration provision shall not be interpreted to require that any such remedies be stayed, abated or otherwise suspended pending any arbitration or request for arbitration. The exercise of a remedy shall not waive the right of either party to resort to arbitration.

         SECTION 31: GOVERNING LAW, ETC. This Agreement will be governed by the law of the state named at the top of this Agreement. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.

         SECTION 32: INTEREST. All agreements made in this Agreement are expressly limited so that in no event whatsoever shall the interest and loan charges agreed to be paid to us for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest or loan charges paid or contracted to be paid in respect of the indebtedness evidenced hereby shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then IPSO FACTO, the obligations to pay such interest and/or loan charges shall be reduced to the maximum amounts remaining unpaid hereunder and/or refunded to you so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced hereby exceed the maximum amounts permitted from time to time by applicable laws. This provision shall control every other provision in any and all other agreements and instruments now existing of hereafter arising between you and us with respect to the indebtedness evidenced hereby.

         SECTION 33: ARTICLE HEADINGS. All titles and paragraph headings contained in this Agreement are for references only and shall not in any way affect the meaning or interpretation of this Agreement.

         SECTION 34: AUTHORIZED SIGNERS. The following persons ("Authorized Signer(s)") are authorized to sign Access Checks until we receive written notice from you (or, if you are a corporation, a corporate that such authority has been revoked:

         Name  SHELDON R. ROSE              Signature /s/ Sheldon R. Rose
              --------------------                    -------------------

         Name                               Signature
              --------------------                    -------------------

         Name                               Signature
              --------------------                    -------------------

         SECTION 35: SIGNATURES. By signing this Agreement, you acknowledge receipt of a copy of this Agreement and agree to be bound by its terms and conditions.

         CAUTION--IT IS IMPORTANT THAT YOU THOROUGHLY READ THE AGREEMENT
                               BEFORE YOU SIGN IT

FRESH BABIES, INC.
AN AFFILIATE OF THE ROSE GROUP CORPORATION, A DELAWARE CORPORATION
  BY: /s/ Sheldon R. Rose       [SEAL]                                 [SEAL]
     -------------------------        ---------------------------------
            SHELDON R. ROSE
         ITS PRESIDENT

                                [SEAL]                                 [SEAL]
     --------------------------       ---------------------------------

   If you have any questions about your Account, please write us at Revolving Credit Center, P.O. Box 216, Birmingham, Alabama 35201 or telephone (205) 326-5700.
               YOUR BILLING RIGHTS-KEEP THIS NOTICE FOR FUTURE USE
   If the Fair Credit Billing Act applies to any transactions under your Account, this notice contains important information about your rights and our responsibilities under the Fair Credit Billing Act.

NOTIFY US IN CASE OF ERRORS OR QUESTIONS
ABOUT YOUR STATEMENT

   If you think your statement is wrong, or if you need more information about a transaction on your statement, write us on a separate sheet at the address listed on your statement. Write to us as soon as possible. We must hear from you no later than 60 days after we sent you the first statement on which the error or problem appeared. You can telephone us, but doing so will not preserve your rights.

   In your letter give us the following information:
         (a) Your name and account number;
         (b) The dollar amount of the suspected error;
         (c) Describe the error and explain, if you can, why you believe there is an error. If you need more information, describe the item you are not sure about.

YOUR RIGHTS AND OUR RESPONSIBILITIES AFTER WE RECEIVE YOUR WRITTEN NOTICE

   We must acknowledge your letter within 30 days, unless we have corrected the error by then. Within 90 days, we must either correct the error or explain why we believe the statement was correct.

   After we receive your letter, we cannot try to collect any amount you question or report you as delinquent. We can continue to bill you for the amount you question, including finance charges, and we can apply any unpaid amount against your credit limit. You do not have t pay any questioned amount while we are investigating, but you are still obligated to pay the parts of your statement that are not in question.

   If we find that we made a mistake on your statement, you will not have to pay any finance charges related to any questioned amount. If we didn't make a mistake, you may have to pay finance charges, and you will have to make up any missed payments on the questioned amount. In either case, we will send you a statement of the amount you owe and the date that it is due.

   If you fail to pay the amount that we think you owe, we may report you as delinquent. However, if our explanation does not satisfy you and you write to us within ten days telling us that you still refuse to pay, we must tell anyone we report you to that you have a question about your statement. And, we must tell you the name of anyone we reported you to. We must ell anyone we report you to that the matter has been settled between us when it finally is.

   If we don't follow these rules, we can't collect the first $50 of the questioned amount, even if your statement was correct.

SPECIAL RULE FOR CREDIT CARD PURCHASES

   If you have a problem with the quality of property or services that you purchased with a credit card, and you have tried in god faith to correct the problem with the merchant, you may have the right not to pay the remaining amount due on the property or services. There are two limitations on this right:

         (a) you must have made the purchase in your home state or, if not within your home state, within 100 miles of your current mailing address; and

         (b) the purchase price must have been more than $50.
These limitations do not apply if we own or operate the merchant, or if we mailed you the advertisement for the property or services.

                             Addendum and Supplement
                                       to
                      Business FlexLine of Credit Agreement





This Addendum is made and entered into on the 25th day of Jan. 99 between you and AmSouth Bank and is incorporated into and made part of the Business FlexLine of Credit Agreement (the "Agreement") signed by you on this date as fully and completely as if the terms contained in the Addendum were set out completely in the Agreement.


         1. DEFINITIONS-All terms used in this Addendum that are defined in the Agreement shall have the meaning given to them in the Agreement.

         2. DISCOUNTED ANNUAL PERCENTAGE RATE-No matter what Section 11 of the Agreement says, until the first day of your seventh full billing cycle, the ANNUAL PERCENTAGE RATE on your Account for each billing cycle will be 6.75%. Beginning on the first day of your seventh full billing cycle, the ANNUAL PERCENTAGE RATE on your account will be determined in accordance with Section 11 of the Agreement.

The Annual Percentage Rate on your Account may increase on the first day of your seventh billing cycle even if the Prime Rate in effect on that day remains the same or decreases. The Agreement contains information on other circumstances under which the Annual Percentage Rate may increase, any limitations on increases in the Annual Percentage Rate, and the effects of the increases in the Annual Percentage Rate.

         3. NO OTHER CHANGES-Except as specifically changed in this Addendum, all the terms, conditions and provisions contained in the Agreement remain unchanged and in full force and effect.


                                   FRESH BABIES, INC.
                                   AN AFFILIATION OF THE ROSE GROUP CORPORATION
                                   A DELAWARE CORPORATION


                                   By: /s/ Sheldon R. Rose
                                       ----------------------
                                          SHELDON R. ROSE

                                   Its: PRESIDENT